Exhibit 99.1

Kona Grill Reports Fourth Quarter and

Fiscal 2017 Results

SCOTTSDALE, AZ – March 22, 2018 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017 Key Items Compared to Fourth Quarter 2016

●	Revenues decreased 2.5% to $42.5 million.
●	Same-store sales decreased 6.5%, including an estimated 0.5% impact from the temporary closure of our Puerto Rico restaurant as a result of Hurricane Maria.
●	Restaurant operating profit*, a non-GAAP measure, improved to $4.8 million or 11.4% as a percentage of revenues compared to $4.7 million or 10.7% as a percentage of revenues.
●	Net loss of $12.4 million, or ($1.23) per share compared to net loss of $16.6 million, or ($1.58) per share in 2016,
●	Non-cash asset impairment charges for three restaurants of $9.3 million, or $0.92 per share compared to non-cash asset impairment charges of $12.5 million or $1.19 per share for five restaurants.

Fiscal 2017 Key Items Compared to Fiscal 2016

●	Revenues increased 5.6% to $179.1 million.
●	Same-store sales decreased 5.9%, including an estimated 0.4% impact from Hurricanes Harvey, Irma and Maria.
●	Restaurant operating profit*, a non-GAAP measure, was $19.1 million or 10.7% as a percentage of revenues compared to $23.7 million or 14.0% as a percentage of revenues.
●

Net loss of $23.4 million, or ($2.32) per share, including $9.3 million or $0.92 per share in asset impairment charges compared to net loss of $21.6 million, or ($2.00) per share, including $12.5 million or $1.15 per share in asset impairment charges in 2016.

●

Opened one domestic restaurant in Scottsdale, Arizona and franchise partners opened three international restaurants in Dubai, Vaughan (Toronto) and Monterrey compared to eight domestic openings in 2016.

* For a reconciliation of restaurant operating profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

“We continue to battle for market share in this challenging industry environment. The environment remains difficult with everyone fighting to drive traffic amidst a changing consumer environment. We have many initiatives in place to make Kona Grill the destination of choice for guests. These initiatives are framed around our mission to make every experience exceptional for our guests,” said Berke Bakay, President and CEO of Kona Grill.

“To lead the turnaround, we hired Jim Kuhn as our chief operating officer in December. In Jim’s first three months with us, he has brought a renewed focus on service, hospitality and cleanliness and has re-energized our company with his relentless pursuit of elevating all aspects of restaurant operations. We are evaluating what we do and who we use to provide products and services in order to generate cost-savings and efficiencies within our restaurants. We are starting to see the benefits of these initiatives in our 2018 operating margins,” he continued.

“We recently amended our credit facility to among other things, provide relief on our financial covenants to allow time for the many initiatives to take effect. We continue to evaluate our underperforming restaurants and have discussions with our landlords regarding rent abatement or strategic alternatives for certain restaurants. We estimate that the eight restaurants that we have taken impairment charges for over the past two years had a 360 basis point negative impact on our four-wall margins for the fourth quarter of 2017,” he continued.

“We currently have three international units open as our partners in the UAE and Canada opened the first restaurant in their respective countries during the fourth quarter. We are excited about the potential to grow our brand through franchising and continue to engage in discussions with potential partners in several countries,” he concluded.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the fourth quarter ended December 31, 2017. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

The conference call will be broadcast over the internet via the investors section of the Company’s website at www.konagrill.com. Additionally, investors may dial 1-323-794-2094 to participate in the call.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 46 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 23 states and Puerto Rico: Alabama (Huntsville); Arizona (Chandler, Gilbert, Phoenix, Scottsdale (2)); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Tampa, Sarasota, Winter Park); Georgia (Alpharetta); Hawaii (Honolulu); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Idaho (Boise); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas(2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Tennessee (Franklin); Texas (Austin, Dallas, El Paso, Friendswood, Fort Worth, Houston, Plano, San Antonio(2), The Woodlands); Virginia (Arlington, Fairfax, Richmond). Additionally, Kona Grill has three restaurants that operate under a franchise agreement in Dubai, United Arab Emirates; Vaughan, Canada and Monterrey, Mexico. For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2018, expectations of new store openings as well as international franchise development in 2018 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$5,042	$3,476
Other current assets	4,002	5,256
Other assets	1,116	1,383
Property and equipment, net	81,639	98,268
Total assets	$91,799	$108,383
Liabilities and Stockholders' Equity
Current liabilities	$16,603	$19,277
Long-term debt	36,921	25,921
Deferred rent and other long-term liabilities	32,612	31,610
Stockholders' equity	5,663	31,575
Total liabilities and stockholders' equity	$91,799	$108,383

KONA GRILL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)

Revenue	$42,489	$43,592	$179,081	$169,523
Costs and expenses:
Cost of sales	11,086	11,998	48,673	45,314
Labor	15,606	16,425	65,778	62,027
Occupancy	4,167	3,748	16,602	13,754
Restaurant operating expenses	6,787	6,767	28,929	24,740
General and administrative	3,440	3,292	13,453	13,272
Preopening expense	6	1,090	816	4,533
Depreciation and amortization	3,906	4,083	15,183	14,421
Asset impairment charge	9,311	12,454	9,341	12,454
Lease termination and exit costs	-	-	1,392	-
Total costs and expenses	54,309	59,857	200,167	190,515
Loss from operations	(11,820)	(16,265)	(21,086)	(20,992)
Write-off of deferred financing costs	-	-	472	-
Interest expense, net	570	308	1,784	571
Loss before income taxes	(12,390)	(16,573)	(23,342)	(21,563)
Income tax expense	19	10	90	66
Net loss	$(12,409)	$(16,583)	$(23,432)	$(21,629)

Net loss per share:
Basic and diluted	$(1.23)	$(1.58)	$(2.32)	$(2.00)

Weighted average shares outstanding:
Basic and diluted	10,105	10,474	10,121	10,791

Comprehensive loss	$(12,409)	$(16,583)	$(23,432)	$(21,629)

KONA GRILL, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as revenue minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, asset impairment charge or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus unusual or non-recurring items, such as impairment, lease termination and exit costs and write-off of deferred financing costs. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss	$(12,409)	$(16,583)	$(23,432)	$(21,629)
Income tax expense	19	10	90	66
Interest expense, net	570	308	1,784	571
Depreciation and amortization	3,906	4,083	15,183	14,421
EBITDA	(7,914)	(12,182)	(6,375)	(6,571)
Asset impairment charge	9,311	12,454	9,341	12,454
Lease termination and exit costs	-	-	1,392	-
Write-off of deferred financing costs	-	-	472	-
Adjusted EBITDA	$1,397	$272	$4,830	$5,883
General and administrative	3,440	3,292	13,453	13,272
Preopening Expense	6	1,090	816	4,533
Restaurant operating profit	$4,843	$4,654	$19,099	$23,688

Restaurant operating profit margin (A)	11.4%	10.7%	10.7%	14.0%

(A) Restaurant operating profit margin is calculated as restaurant operating profit divided by restaurant sales

KONA GRILL, INC.
Selected Supplemental Operating Information

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Same-store sales percentage change*	-6.5%	-4.1%	-5.9%	0.5%

Company-owned restaurants opened during the period	-	3	1	8
Company-owned restaurants opened at the end of the period	46	45	46	45

International franchise restaurants opened during the period	2	-	3	-

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com

4